Exhibit 23.1

PricewaterhouseCoopers
Chartered Accountants
Dorchester House
7 Church Street
Hamilton HM11
Bermuda
Telephone +1 (441) 295 2000
Facsimile +1 (441) 295 1242
www.pwc.com/bermuda
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-141559 and 333-147836), of CastlePoint Holdings, Ltd., of our report dated March 3, 2008 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.
PricewaterhouseCoopers
Hamilton, Bermuda
March 31, 2008
A list of partners can be obtained from the above address
PricewaterhouseCoopers refers to the members of the worldwide PricewaterhouseCoopers organization